Exhibit 16.1

August 24, 2022 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Orbital Infrastructure Group, Inc. (f/k/a Orbital Energy Group, Inc.)

File No. 0-29923

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Orbital Infrastructure Group, Inc. dated August 22, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP